UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 17, 2006

Nissan Auto Receivables Corporation II
on behalf of Nissan Auto Receivables 2006-A Owner Trust
(Exact name of registrant as specified in its charter)

Delaware	333-1220079-04	51-6570695
(State or other Jurisdiction of incorporation)	(Commission Registration Number)	(I.R.S. Employer Identification Number)

990 WEST 190TH STREET
TORRANCE, CALIFORNIA 90502
___________________________________
(Address of principal executive office)

Registrant’s telephone number, including area code: (310) 719-8583

Item 8.01     Other Events.

This amendment to the Current Reports on Form 8-K, originally dated January 27, 2006 and February 3, 2006, is being filed in order to correct the Commission File Number and the IRS Employer Identification No. that was reported in each of the original Current Report.

In each of the filed versions of the Current Report, the Commission File Number was incorrectly reported as, “333-120079” and should have been “333-120079-04.” Additionally, the IRS Employer Identification No. was incorrectly reported as “51-6563200” and should have been “51-6570695.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

            NISSAN AUTO RECEIVABLES 2006-A OWNER TRUST

            By: Nissan Auto Receivables Corporation II

            By: _/s/ Kazuhiko Kazama
          Name: Kazuhiko Kazama
          Title: Treasurer

Date: February 21, 2006